                                                                Exhibit 99(j)(2)


Consent of Independent Registered Public Accounting Firm
--------------------------------------------------------------------------------

The board and shareholders
RiverSource Dimensions Series, Inc.:
     RiverSource Disciplined Small and Mid Cap Equity Fund
     RiverSource Disciplined Small Cap Value Fund


We consent to the use of our reports dated September 20, 2006 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                                /s/       KPMG LLP



Minneapolis, Minnesota
September 26, 2007